Exhibit 99.1

Biovest’s Personalized Cancer Vaccine Targeting Non-Hodgkin’s

Lymphoma Featured in ‘HemOnc Today’ Cover Story

Company to Present at Burrill Personalized Medicine Meeting

TAMPA, FL and MINNEAPOLIS, MN – September 29, 2011 – Biovest International, Inc. (OTCQB: “BVTI”) today announced that the Company’s personalized cancer vaccine, BiovaxID®, was featured in the cover story of the latest issue of HemOnc Today.

The HemOnc Today article, titled, “Cancer Vaccines Targeted by Many as the ‘Holy Grail’ for Tumors”, includes an interview with the developer of BiovaxID, Dr. Larry Kwak, M.D., Ph.D., Chairman of the Department of Lymphoma and Myeloma, MD Anderson Cancer Center. In the article, Dr. Kwak states that based on positive Phase III cancer vaccine studies, including for BiovaxID, “There is no question that the principle of cancer vaccines has been proven, and in three diverse tumor types. There will no doubt be more Phase III trials coming along. This is just the tip of the iceberg.” To access the article, please visit the Media Center at the Biovest website: http://www.biovest.com.

Biovest also reported the Company is scheduled to present at the 7th Annual Burrill Personalized Medicine Meeting at the San Francisco Airport Marriott Hotel, October 3-4. Burrill & Company, founded by G. Steven Burrill, is a life sciences merchant bank focused exclusively on companies involved in biotechnology and related fields with over $950 million under management.

Biovest’s Senior Vice President, Product Development & Regulatory Affairs, Dr. Carlos F. Santos, Ph.D., will present along with scientific executives from Pfizer and CollabRx as part of a panel session titled, “Let’s Look at Cancer: What’s Happening in Personalized Medicine”. This panel session is scheduled to begin at 3:30 p.m. PDT on Monday, October 3rd.

Biovest is planning to present new data later this year on its BiovaxID personalized cancer vaccine targeting B-cell non-Hodgkin’s lymphoma. “We have been further analyzing data from our BiovaxID clinical studies, including recent new data collected, and we expect to report some of these important results before year-end,” reported Dr. Santos.

To Meet with Biovest at Burrill Conference:

Event:	7th Annual Burrill & Company Personalized Medicine Meeting

When:	October 3-4, 2011

Where:	The San Francisco Airport Marriott Hotel, Burlingame, California

Agenda:	http://www.burrillandco.com/personalized_medicine_2011/2011_Agenda.html

To meet with Biovest at the Burrill Meeting, please contact Douglas Calder at 813-507-2633 or dwcalder@biovest.com.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.